Exhibit 99.1

INVESTOR CONTACT Chad Bennett chad.bennett@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports Third Quarter 2024 Financial Results

•Third quarter public cloud ARR of $570 million, an increase of 26% as reported and 24% in constant currency from the prior year period(1)
•Cloud net expansion rate of 120%
•GAAP diluted EPS was $0.33, up 175% year-over-year
•Non-GAAP diluted EPS was $0.69, up 64% year-over-year(2)
•Cash flow from operations was $77 million, up 88% year-over-year
•Free cash flow was $69 million, up 92% year-over-year(3)

SAN DIEGO – November 4, 2024 -- Teradata (NYSE: TDC) today announced its third quarter 2024 financial results.

“In the third quarter, we grew our cloud business, delivered innovations that strengthen our market position, and added new customers and partners. We are seeing customers increasingly leverage our hybrid capabilities as they transform and commit to Teradata for the long term,” said Steve McMillan, President and Chief Executive Officer, Teradata. "We firmly believe in Teradata’s differentiated technology and future growth, and we remain focused on accelerating growth and improving execution.”

Third Quarter 2024 Financial Highlights Compared to Third Quarter 2023

•Public cloud ARR increased to $570 million from $454 million, an increase of 26% as reported and 24% in constant currency(1)
•Total ARR decreased to $1.482 billion from $1.524 billion, a decrease of 3% as reported and 4% in constant currency(1)
•Recurring revenue was $372 million versus $360 million an increase of 3% as reported and 5% in constant currency (1)
•Total revenue was $440 million versus $438 million, flat as reported and an increase of 2% in constant currency(1)
•Recurring revenue was 85% of total revenue versus 82%
•GAAP gross margin was 60.5% versus 59.1%
•Non-GAAP gross margin was 61.6% versus 60.3%(2)
•GAAP operating margin was 12.7% versus 6.2%
•Non-GAAP operating margin was 22.5% versus 14.4%(2)
•GAAP diluted EPS was $0.33 versus $0.12 per share

•Non-GAAP diluted EPS was $0.69 versus $0.42 per share(2)
•Cash flow from operations was $77 million compared to $41 million
•Free cash flow was $69 million compared to $36 million(3)

Outlook
For the fourth quarter of 2024:
•GAAP diluted EPS is expected to be in the range of $0.09 to $0.13 per share
•Non-GAAP diluted EPS is expected to be in the range of $0.40 to $0.44 per share(2)

For the full-year 2024, Teradata increases the following ranges:
•GAAP diluted EPS is expected to be in the range of $1.02 to $1.06 per share
•Non-GAAP diluted EPS is expected to be in the range of $2.30 to $2.34 per share(2)

Teradata updates the following range:
•Public cloud ARR growth of 18% to 22% year-over-year, in constant currency(4)

Teradata reaffirms the following ranges:
•Total ARR in the range of -2% to -4% year-over-year, in constant currency(4)
•Recurring revenue in the range of flat to -2% year-over-year, in constant currency(4)
•Total revenue in the range of -2% to -4% year-over-year, in constant currency(4)
•Cash flow from operations of $290 million to $310 million
•Free cash flow of $270 million to $290 million(3)

Global Restructuring
Cost actions announced last quarter were initiated during the third quarter of 2024. Teradata remains on track to reduce operating expenses by approximately $75M to $80M on an annualized run rate.

Segment Reporting
Additionally, on August 5, 2024, Teradata announced that it has realigned its sales function to optimize operations. Due to this organizational change Teradata now manages its business under two segments, which are also Teradata’s new operating segments: (1) Product Sales and (2) Consulting Services. Prior period segment information has been reclassified to conform to the current period presentation.

Earnings Conference Call
The conference call will begin at 1:30 p.m. PT on November 4, 2024. Investors and participants may attend the call by dialing (404) 975-4839 and entering access code 205954. For investors and participants outside the United States, see global dial-in numbers at netroadshow.com/events/global-numbers?confId=71997, and use access code 205954.

The live webcast, as well as a replay, will be available on the Investor Relations page of the Teradata website at investor.teradata.com.

Supplemental Financial Information

Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended September 30
	2024	2023	% Change as Reported	% Change in CC
Recurring revenue	$372	$360	3%	5%
Perpetual software licenses, hardware and other	7	7	—%	(2)%
Consulting services	61	71	(14)%	(12)%
Total revenue	$440	$438	—%	2%

Product Sales	$379	$367	3%	5%
Consulting services	61	71	(14)%	(12)%
Total revenue	$440	$438	—%	2%

Revenue
(in millions)
	For the Nine Months ended September 30
	2024	2023	% Change as Reported	% Change in CC
Recurring revenue	$1,128	$1,120	1%	2%
Perpetual software licenses, hardware and other	20	33	(39)%	(39)%
Consulting services	193	223	(13)%	(10)%
Total revenue	$1,341	$1,376	(3)%	(1)%

Product Sales	$1,148	$1,153	—%	1%
Consulting services	193	223	(13)%	(10)%
Total revenue	$1,341	$1,376	(3)%	(1)%

	As of September 30
	2024	2023	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,482	$1,524	(3)%	(4)%
Public cloud ARR**	$570	$454	26%	24%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Annual recurring revenue ("ARR") is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. Total ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Nine Months
(in millions, except per share data)	ended September 30			ended September 30
Gross Profit:	2024	2023	% Chg.	2024	2023	% Chg.
GAAP Gross Profit	$266	$259	3%	$815	$837	(3)%
% of Revenue	60.5%	59.1%		60.8%	60.8%

Excluding:
Stock-based compensation expense	4	4		13	12
Reorganization and transformation cost	1	1		3	1
Non-GAAP Gross Profit	$271	$264	3%	$831	$850	(2)%
% of Revenue	61.6%	60.3%		62.0%	61.8%

Operating Income
GAAP Operating Income	$56	$27	107%	$170	$139	22%
% of Revenue	12.7%	6.2%		12.7%	10.1%

Excluding:
Stock-based compensation expense	29	33		92	96
Reorganization and transformation cost	14	3		22	8
Non-GAAP Operating Income	$99	$63	57%	$284	$243	17%
% of Revenue	22.5%	14.4%		21.2%	17.7%

Net Income
GAAP Net Income	$32	$12	167%	$89	$69	29%
% of Revenue	7.3%	2.7%		6.6%	5.0%

Excluding:
Stock-based compensation expense	29	33		92	96
Reorganization and transformation cost	14	3		22	8
Argentina Blue Chip Swap	—	—		2	—
Income tax adjustments (i)	(8)	(5)		(19)	(18)
Non-GAAP Net Income	$67	$43	56%	$186	$155	20%
% of Revenue	15.2%	9.8%		13.9%	11.3%

	For the Three Months		For the Nine Months
	ended September 30		ended September 30		2024 Outlook
Earnings Per Share:	2024	2023	2024	2023	Q4	FY
GAAP Earnings Per Share	$0.33	$0.12	$0.91	$0.67	$0.09 - $0.13	$1.02 - $1.06
Excluding:
Stock-based compensation expense	0.30	0.32	0.93	0.93	0.29	1.23
Reorganization and transformation cost	0.14	0.03	0.22	0.08	0.08	0.27
Argentina Blue Chip Swap	—	—	0.02	—	—	0.02
Income tax adjustments(i)	(0.08)	(0.05)	(0.19)	(0.17)	(0.06)	(0.24)
Non-GAAP Diluted Earnings Per Share	$0.69	$0.42	$1.89	$1.51	$0.40 - $0.44	$2.30 - $2.34

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended September 30, 2024, was 25.6% and September 30, 2023, was 12.2%. For the nine months ended September 30, 2024, was 25.6% and September 30, 2023, was 22.1%.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less capital expenditures for property and equipment and additions to capitalized software. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Nine Months
(in millions)	ended September 30		ended September 30		Outlook
	2024	2023	2024	2023	2024
Cash provided by operating activities (GAAP)	$77	$41	$147	$199	$290 to $310
Less total capital expenditures	(8)	(5)	(18)	(12)	(~20)
Free Cash Flow (non-GAAP measure)	$69	$36	$129	$187	$270 to $290

4.We are providing an outlook for the 2024 growth rates for public cloud ARR, total ARR, recurring revenue, and total revenue in constant currency to provide better visibility into the underlying growth of the business. Teradata calculates public cloud ARR and total ARR in constant currency by calculating the prior period ending public cloud ARR or total ARR, as applicable, using the current period end currency rates. It is impractical to provide a schedule on currency period end rates at a future point in time. Teradata calculates recurring revenue and total revenue in constant currency by using the prior-period results with the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s website at investor.teradata.com to calculate the anticipated impact of currency on the revenue outlook.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2024 fourth quarter and full year financial. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation and/or recessionary conditions; the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring and cost saving initiatives, including the 2024 restructuring actions; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for artificial intelligence; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

At Teradata, we believe that people thrive when empowered with trusted information. We offer the most complete cloud analytics and data platform for AI. By delivering harmonized data and trusted AI, we enable more confident decision-making, unlock faster innovation, and drive the impactful business results organizations need most. See how at Teradata.com

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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended September 30
	Three Months			Nine Months
	2024	2023	% Chg	2024	2023	% Chg
Revenue
Recurring	$372	$360	3%	$1,128	$1,120	1%
Perpetual software licenses, hardware and other	7	7	—%	20	33	(39)%
Consulting services	61	71	(14)%	193	223	(13)%
Total revenue	440	438	0%	1,341	1,376	(3)%
Gross profit
Recurring	261	255		795	810
% of Revenue	70.2%	70.8%		70.5%	72.3%
Perpetual software licenses, hardware and other	2	—		2	3
% of Revenue	28.6%	—%		10.0%	9.1%
Consulting services	3	4		18	24
% of Revenue	4.9%	5.6%		9.3%	10.8%
Total gross profit	266	259		815	837
% of Revenue	60.5%	59.1%		60.8%	60.8%

Selling, general and administrative expenses	137	156		429	476
Research and development expenses	73	76		216	222
Income from operations	56	27		170	139
% of Revenue	12.7%	6.2%		12.7%	10.1%

Other expense, net	(9)	(14)		(36)	(44)

Income before income taxes	47	13		134	95
% of Revenue	10.7%	3.0%		10.0%	6.9%

Income tax expense	15	1		45	26
% Tax rate	31.9%	7.7%		33.6%	27.4%

Net income	$32	$12		$89	$69
% of Revenue	7.3%	2.7%		6.6%	5.0%

Net income per common share
Basic	$0.33	$0.12		$0.92	$0.69
Diluted	$0.33	$0.12		$0.91	$0.67

Weighted average common shares outstanding
Basic	96.1	99.2		96.7	100.5
Diluted	97.0	102.0		98.3	102.8

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	September 30, 2024	December 31, 2023	September 30, 2023
Assets
Current assets
Cash and cash equivalents	$348	$486	$348
Accounts receivable, net	247	286	286
Inventories	16	13	8
Other current assets	92	84	96
Total current assets	703	869	738
Property and equipment, net	202	239	249
Right of use assets- operating lease, net	6	9	10
Goodwill	399	398	396
Capitalized contract costs, net	49	68	72
Deferred income taxes	215	221	200
Other assets	85	69	75
Total assets	$1,659	$1,873	$1,740

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$19	$12
Current portion of finance lease liability	60	66	69
Current portion of operating lease liability	4	6	6
Accounts payable	85	100	106
Payroll and benefits liabilities	105	130	120
Deferred revenue	482	570	477
Other current liabilities	114	105	95
Total current liabilities	875	996	885
Long-term debt	461	480	486
Finance lease liability	40	63	70
Operating lease liability	3	6	7
Pension and other postemployment plan liabilities	96	102	91
Long-term deferred revenue	13	22	16
Deferred tax liabilities	8	8	6
Other liabilities	38	61	57
Total liabilities	1,534	1,738	1,618
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,166	2,074	2,044
Accumulated deficit	(1,908)	(1,811)	(1,797)
Accumulated other comprehensive loss	(134)	(129)	(126)
Total stockholders' equity	125	135	122
Total liabilities and stockholders' equity	$1,659	$1,873	$1,740

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended September 30
	Three Months		Nine Months
	2024	2023	2024	2023
Operating activities
Net income	$32	$12	$89	$69
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	25	27	78	86
Stock-based compensation expense	29	33	92	96
Deferred income taxes	(3)	(1)	5	1
Loss on Blue Chip Swap	—	—	3	—
Changes in assets and liabilities:
Receivables	1	(21)	39	78
Inventories	6	1	(3)	—
Current payables and accrued expenses	27	21	(37)	(9)
Deferred revenue	(44)	(40)	(97)	(104)
Other assets and liabilities	4	9	(22)	(18)
Net cash provided by operating activities	77	41	147	199
Investing activities
Expenditures for property and equipment	(8)	(5)	(17)	(11)
Additions to capitalized software	—	—	(1)	(1)
Business acquisitions and other investing activities, including loss on Blue Chip Swap	(2)	(16)	(5)	(16)
Net cash used in investing activities	(10)	(21)	(23)	(28)
Financing activities
Repurchases of common stock	(15)	(147)	(186)	(301)
Repayments of long-term borrowings	(7)	—	(13)	—
Payments of finance leases	(17)	(21)	(54)	(62)
Other financing activities, net	5	7	(1)	6
Net cash used in financing activities	(34)	(161)	(254)	(357)
Effect of exchange rate changes on cash and cash equivalents	14	(16)	(8)	(36)
Increase (decrease) in cash, cash equivalents and restricted cash	47	(157)	(138)	(222)
Cash, cash equivalents and restricted cash at beginning of period	301	506	486	571
Cash, cash equivalents and restricted cash at end of period	$348	$349	$348	$349

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$7	$21	$25	$80
Assets acquired by operating leases	$—	$2	$1	$6

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	2024	2023	% Change As Reported	% Change Constant Currency(2)	2024	2023	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Product Sales	$379	$367	3%	5%	$1,148	$1,153	0%	1%
Consulting Services	61	71	(14)%	(12)%	193	223	(13)%	(10)%
Total segment revenue	440	438	0%	2%	1,341	1,376	(3)%	(1)%

Segment gross profit
Product Sales	265	258			805	820
% of Revenue	69.9%	70.3%			70.1%	71.1%
Consulting Services	6	6			26	30
% of Revenue	9.8%	8.5%			13.5%	13.5%
Total segment gross profit	271	264			831	850
% of Revenue	61.6%	60.3%			62.0%	61.8%

Reconciling items(1)	(5)	(5)			(16)	(13)
Total gross profit	$266	$259			$815	$837
% of Revenue	60.5%	59.1%			60.8%	60.8%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.